COLFAX REPORTS FOURTH QUARTER 2014 RESULTS

•	Fourth quarter net income per dilutive share of $0.64, adjusted net income per share of $0.72

•	Fourth quarter net sales increased 3.0% (a decrease of 3.4% organically) to $1.206 billion

•	Gas- and fluid-handling finished the period with backlog of $1.402 billion
ANNAPOLIS JUNCTION, MD - February 5, 2015 - Colfax Corporation (NYSE: CFX) today announced its financial results for the fourth quarter ended December 31, 2014.
For the fourth quarter of 2014, net income was $80.1 million, or $0.64 per dilutive share. Adjusted net income (as defined below) was $89.7 million, or $0.72 per share, which includes a 5 cent per share gain related to the catch-up portion of the enactment of the U.S. tax extenders program in the fourth quarter related to the taxation of certain foreign income in the U.S. during the first three quarters of 2014.
Net sales were $1.206 billion in the fourth quarter, an increase of 3.0% from the prior year. Net sales decreased 3.4% organically compared to the fourth quarter of 2013. Fourth quarter operating income was $107.3 million, with adjusted operating income (as defined below) of $136.7 million, an increase of 10%.
Fourth quarter gas- and fluid-handling orders increased by 4.1% to $570.1 million compared to orders of $547.8 million in Q4 2013, an organic order increase of 2.0%. Gas- and fluid-handling finished the period with backlog of $1.402 billion.
Full year net income was $370.2 million, or $3.02 per dilutive share. Adjusted net income (as defined below) was $272.3 million, or $2.20 per share. Net sales for 2014 were $4.624 billion, an increase of 9.9% compared to net sales for 2013. Full year operating income was $409.6 million, with adjusted operating income (as defined below) of $467.7 million, an increase of 8%.
Full year gas- and fluid-handling orders were $2.287 billion, an increase of 10.9% over the prior year.
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales decrease and organic order increase are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, “While the fourth quarter results included excellent execution in working capital management, particularly in Fabrication Technology, and strong margins in Gas & Fluid Handling, we were again hampered by a sluggish demand environment. Operationally, our overall fourth quarter results are in line with expectations. We were particularly pleased with the 4.1% increase in orders in the fourth quarter, including some very significant bookings in the oil, gas and petrochemical end market. We exit the year confident that the culture and processes are in place to deliver our performance goals despite the volatile overall market conditions.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales decrease and organic order increase. Adjusted net income, adjusted net income per share and adjusted operating income exclude restructuring and other related charges and, for the 2013 periods presented, asbestos coverage litigation expense, write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax’s credit agreement and gain recorded on acquisition of remaining ownership interest of a less than wholly owned subsidiary in which Colfax did not hold a controlling interest, to the extent they impact the periods presented. Adjusted net income and adjusted net income per share for the full year ended December 31, 2014 exclude the preferred stock conversion inducement payment. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 24.5% and 27.8% for the fourth quarter and full year ended December 31, 2014, respectively, and 27.6% and 26.6% for the fourth quarter and full year ended December 31, 2013, respectively. Organic sales decrease and organic order increase exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos insurance coverage issues, restructuring and other related charges, the write-off of certain deferred financing fees and original issue discount and preferred stock conversion inducement payment.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, February 5, 2015 at 8:00 a.m. EST. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 68269031, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2013 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Scott Brannan, Chief Financial Officer and Treasurer
Colfax Corporation
301-323-9000
Scott.Brannan@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net sales	$1,206,356	$1,171,378	$4,624,476	$4,207,209
Cost of sales	814,509	813,997	3,145,631	2,900,987
Gross profit	391,847	357,381	1,478,845	1,306,222
Selling, general and administrative expense	255,119	219,692	1,011,171	864,328
Restructuring and other related charges	29,387	18,074	58,121	35,502
Operating income	107,341	119,615	409,553	406,392
Interest expense(1)	10,424	44,718	51,305	103,597
Income before income taxes	96,917	74,897	358,248	302,795
Provision for (Benefit from) income taxes(2)	11,128	30,704	(62,025)	93,652
Net income	85,789	44,193	420,273	209,143
Less: income attributable to noncontrolling interest, net of taxes	5,655	7,067	28,175	30,515
Net income attributable to Colfax Corporation	80,134	37,126	392,098	178,628
Dividends on preferred stock	—	5,142	2,348	20,396
Preferred stock conversion inducement payment	—	—	19,565	—
Net income available to Colfax Corporation common shareholders	$80,134	$31,984	$370,185	$158,232
Net income per share- basic	$0.65	$0.31	$3.06	$1.56
Net income per share- diluted	$0.64	$0.31	$3.02	$1.54
__________
(1) Includes noncash charges associated with the write-off of original issue discount and deferred costs in connection with the refinancing of our primary credit facility of $26.9 million for both the fourth quarter and full year ended December 31, 2013.

(2) Provision for income taxes for the three months ended December 31, 2014 was significantly impacted by the enactment in the fourth quarter of the U.S. tax extenders package related to the taxation of certain foreign income in the U.S. Benefit from income taxes for the year ended December 31, 2014 was significantly impacted by the reassessment of the realizability of certain deferred tax assets as a result of the effect of the Victor Acquisition on expected future income which resulted in a decrease in the Company's valuation allowance against U.S. deferred tax assets.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
In thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted Operating Income
Operating income	$107,341	$119,615	$409,553	$406,392
Restructuring and other related charges	29,387	18,074	58,121	35,502
Asbestos coverage litigation expense	—	533	—	3,334
Gain on revaluation of Sicelub investment	—	(13,784)	—	(13,784)
Adjusted operating income	$136,728	$124,438	$467,674	$431,444
Adjusted operating income margin	11.3%	10.6%	10.1%	10.3%

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted Net Income
Net income attributable to Colfax Corporation	$80,134	$37,126	$392,098	$178,628
Restructuring and other related charges	29,387	18,074	58,121	35,502
Asbestos coverage litigation expense	—	533	—	3,334
Gain on revaluation of Sicelub investment	—	(13,784)	—	(13,784)
Debt extinguishment charges- Refinancing of credit agreement	—	26,860	—	26,860
Tax adjustment(1)	(19,790)	1,309	(177,944)	(759)
Adjusted net income	$89,731	$70,118	$272,275	$229,781
Adjusted net income margin	7.4%	6.0%	5.9%	5.5%

Adjusted Net Income Per Share
Net income available to Colfax Corporation common shareholders	$80,134	$31,984	$370,185	$158,232
Restructuring and other related charges	29,387	18,074	58,121	35,502
Asbestos coverage litigation expense	—	533	—	3,334
Gain on revaluation of Sicelub investment	—	(13,784)	—	(13,784)
Debt extinguishment charges- Refinancing of credit agreement	—	26,860	—	26,860
Preferred stock conversion inducement payment	—	—	19,565	—
Tax adjustment(1)	(19,790)	1,309	(177,944)	(759)
Adjusted net income available to Colfax Corporation common shareholders	89,731	64,976	269,927	209,385
Dividends on preferred stock	—	5,142	2,348	—
Less: adjusted net income attributable to participating securities(2)	—	—	—	4,571
	$89,731	$70,118	$272,275	$204,814
Weighted-average shares outstanding - diluted	125,157	115,634	124,034	100,366
Adjusted net income per share	$0.72	$0.61	$2.20	$2.04

Net income per share— diluted (in accordance with GAAP)	$0.64	$0.31	$3.02	$1.54
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 24.5% and 27.8% for the fourth quarter and full year ended December 31, 2014, respectively, and 27.6% and 26.6% for the fourth quarter and full year ended December 31, 2013.

(2) Adjusted net income per share for periods prior to April 23, 2013 was calculated consistently with the two-class method in accordance with GAAP as the Series A Perpetual Convertible Preferred Stock were considered participating securities. Subsequent to April 23, 2013 and prior to February 12, 2014, adjusted net income per share was calculated consistently with the if-converted method in accordance with GAAP until the Series A Perpetual Convertible Preferred Stock were no longer participating securities. Adjusted net income per share for the full year ended December 31, 2013 excludes the impact of 12,173,291 common stock equivalent shares as their inclusion would be anti-dilutive. On February 12, 2014, the Series A Perpetual Convertible Preferred Stock were converted to common stock and the Company paid a $19.6 million conversion inducement to the holders of the Series A Perpetual Convertible Preferred Stock.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended December 31, 2013	$1,171.4		$547.8
Components of Change:
Existing Businesses	(40.1)	(3.4)%	10.9	2.0%
Acquisitions(1)	156.0	13.3%	40.5	7.4%
Foreign Currency Translation	(80.9)	(6.9)%	(29.1)	(5.3)%
Total	35.0	3.0%	22.3	4.1%
For the three months ended December 31, 2014	$1,206.4		$570.1

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the year ended December 31, 2013	$4,207.2		$2,061.4		$1,577.4
Components of Change:
Existing Businesses	(79.0)	(1.9)%	(0.1)	—%	(42.9)	(2.7)%
Acquisitions(1)	635.2	15.1%	251.7	12.2%	—	—%
Foreign Currency Translation	(138.9)	(3.3)%	(26.3)	(1.3)%	(132.2)	(8.4)%
Total	417.3	9.9%	225.3	10.9%	(175.1)	(11.1)%
As of and for the year ended December 31, 2014	$4,624.5		$2,286.7		$1,402.3

(1) Represents the incremental sales and orders as a result of our acquisitions of Clarus Fluid Intelligence, LLC, CKD Kompressory a.s., the global industrial and industry division of Flakt Woods Group, TLT-Babcock Inc., Alphair Ventilating Systems Inc., and Sistemas Centrales de Lubrication S.A. de C.V. ("Sicelub"), and incremental sales as a result of our acquisition of Victor Technologies Holdings, Inc.

Colfax Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2014	2013(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$305,448	$311,301
Trade receivables, less allowance for doubtful accounts of $27,256 and $31,282	1,029,150	1,023,732
Inventories, net	442,732	443,536
Other current assets	322,133	353,589
Total current assets	2,099,463	2,132,158
Property, plant and equipment, net	729,728	754,261
Goodwill	2,872,903	2,409,699
Intangible assets, net	1,043,583	832,553
Other assets	499,421	472,513
Total assets	$7,245,098	$6,601,184

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$9,855	$29,449
Accounts payable	780,287	862,125
Accrued liabilities	495,393	492,694
Total current liabilities	1,285,535	1,384,268
Long-term debt, less current portion	1,529,389	1,457,642
Other liabilities	1,077,730	1,018,151
Total liabilities	3,892,654	3,860,061
Equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; none and 13,877,552 issued and outstanding	—	14
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,730,578 and 101,921,613 issued and outstanding	124	102
Additional paid-in capital	3,200,832	2,541,005
Retained earnings	389,561	19,376
Accumulated other comprehensive loss	(443,691)	(46,600)
Total Colfax Corporation equity	3,146,826	2,513,897
Noncontrolling interest	205,618	227,226
Total equity	3,352,444	2,741,123
Total liabilities and equity	$7,245,098	$6,601,184

(1) During the year ended December 31, 2014, the Company retrospectively adjusted provisional amounts with respect to four acquisitions that were completed during the fourth quarter of 2013 that were recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date.

Colfax Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	2014	2013

Cash flows from operating activities:
Net income	$420,273	$209,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment charges	174,724	119,258
Stock-based compensation expense	17,580	13,334
Non-cash interest expense	9,094	44,377
Gain on revaluation of Sicelub investment	—	(13,784)
Deferred income tax (benefit) provision	(139,488)	9,946
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables, net	(19,916)	(98,912)
Inventories, net	57,847	79,987
Accounts payable	(54,666)	128,889
Changes in other operating assets and liabilities	(79,690)	(130,069)
Net cash provided by operating activities	385,758	362,169
Cash flows from investing activities:
Purchases of fixed assets, net	(81,343)	(71,482)
Acquisitions, net of cash received	(948,800)	(372,476)
Loans to non-trade creditors	—	(31,012)
Net cash used in investing activities	(1,030,143)	(474,970)
Cash flows from financing activities:
Borrowings under term credit facility	150,000	50,861
Payments under term credit facility	(15,542)	(679,755)
Proceeds from borrowings on revolving credit facilities and other	1,370,626	648,000
Repayments of borrowings on revolving credit facilities and other	(1,414,146)	(328,133)
Proceeds from issuance of common stock, net	613,927	324,153
Acquisition of shares held by noncontrolling interest	(10,338)	(14,913)
Preferred stock conversion inducement payment	(19,565)	—
Payments of dividend on preferred stock	(3,853)	(20,396)
Other	(21,060)	(24,870)
Net cash provided by (used in) financing activities	650,049	(45,053)
Effect of foreign exchange rates on Cash and cash equivalents	(11,517)	(13,294)
Decrease in Cash and cash equivalents	(5,853)	(171,148)
Cash and cash equivalents, beginning of period	311,301	482,449
Cash and cash equivalents, end of period	$305,448	$311,301

Supplemental Disclosure of Cash Flow Information:
Interest payments	$42,041	$58,970
Income tax payments, net	82,694	93,856